                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                      AMENDING FORM 8-A DATED JUNE 13, 2002

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             DEL MONTE FOODS COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                                         13-3542950
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(State of incorporation or organization)                      (I.R.S. employer
                                                             identification no.)

        One Market @ The Landmark
        San Francisco, California                                   94105
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(Address of principal executive offices)                          (Zip code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

               Title of each class                                   Name of each exchange on which
               to be so registered                                   each class is to be registered
               -------------------                                   ------------------------------
 Rights to Purchase Series B Preferred Stock, par                      New York Stock Exchange
              value $0.01 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of class)
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         This Form 8-A/A amends the Form 8-A filed by Del Monte Foods Company on
June 13, 2002 to register preferred stock purchase rights (the "Form 8-A"). The Form 8-A is hereby amended to correctly designate that the preferred stock purchase rights registered thereby are to be registered pursuant to Section
12(b) of the Act, as opposed to Section 12(g) of the Act.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 17, 2002             DEL MONTE FOODS COMPANY

                                  By:  /s/ David L. Meyers
                                       -----------------------------------------
                                       Name:  David L. Meyers
                                       Title: Executive Vice President,
                                              Administration and Chief Financial
                                              Officer

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